EXHIBIT 32

In connection with the Quarterly Report of Nevada Health Scan, Inc. (the “Company”) on Form 10-Q for the period ending December 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), Jay Czarkowski, the Principal Executive Officer of the Company, and Benjamin J. Barton, the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

February 19, 2014	By:	/s/ Jay Czarkowski
Jay Czarkowski
Principal Executive Officer

February 19, 2014	By:	/s/ Benjamin J. Barton
Benjamin J. Barton
Principal Financial Officer